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                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.22

                ASSIGNMENT, ASSUMPTION AND LIQUIDATION AGREEMENT

                  ASSIGNMENT, ASSUMPTION AND LIQUIDATION AGREEMENT, dated as of May 20, 2003 (this "Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme ("Parent"), CDRJ North Atlantic (Lux), S.ar.l., a Luxembourg societe a responsabilite limitee ("North Atlantic" and together with Parent, "Assignors"), and Jafra Worldwide Holdings (Lux) S.ar.l., a Luxembourg societe a responsabilite limitee ("Liquidator").

         Recitals:

         A. North Atlantic is the wholly-owned subsidiary of Parent and Liquidator is the wholly-owned subsidiary of North Atlantic.

         B. Assignors and Liquidator, with certain of their other affiliates, have initiated a corporate restructuring (the "Restructuring"), whereby, among other things: (i) certain direct and indirect subsidiaries of North Atlantic will borrow funds in order to repay certain outstanding consolidated indebtedness of Parent and North Atlantic, the excess proceeds of which borrowings will be distributed to North Atlantic and then to Parent; (ii) after receipt of such proceeds, Parent desires to begin liquidation proceedings under Luxembourg law in order to liquidate and distribute all of its assets to its shareholders (the "Liquidation"); (iii) in connection with the Restructuring and the Liquidation, Parent and North Atlantic desire North Atlantic to contribute all of its assets and liabilities to Liquidator and Liquidator has determined to accept such contribution, and (iv) Parent's shareholders desire to appoint Liquidator to act as the liquidator for the Liquidation and Liquidator has determined to accept such appointment as provided herein, and, in such capacity Liquidator will assume all of Parent's contingent and unknown liabilities that are not satisfied in the Liquidation.

         NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1. Appointment of Liquidator. (a) Parent hereby appoints Liquidator, effective as of the Effective Time (as defined in Section 4), to act as the liquidator of Parent in the Liquidation in accordance with Luxembourg law, and Liquidator hereby accepts such appointment and agrees to devote such time and attention to providing such services as is necessary to consummate the Liquidation as promptly as practicable. Each of Parent and Liquidator acknowledges that the appointment hereunder and the consummation of the Liquidation is subject to the approval of Parent's shareholders in accordance with applicable law.

         (b) Liquidator shall have the broadest powers to carry out its mandate, and in particular all the powers provided for by article 144 and following of the law of August 10, 1915 relating to commercial companies, as amended, without having to ask for authorization of the general meeting of shareholders in the cases provided for by law. In particular and without limitation, Liquidator shall have

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         the power and authority in its sole discretion (i) to assign or transfer contracts to which Parent is a party to other related or unrelated companies, (ii) to settle Parent's debts and make provision therefor, (iii) to declare and pay one or more liquidating distributions to Parent's shareholders of Parent's projected assets in excess of projected liabilities prior to the consummation of the Liquidation, and (iv) to call, adjourn and postpone general meetings of the Parent's shareholders as Liquidator may deem necessary. There shall be no obligation for Liquidator to draw up an inventory; and Liquidator may, as it deems necessary or expedient in its sole discretion, delegate to one or several agents such powers and for such period as it determines. Notwithstanding anything to the contrary herein, nothing herein shall be deemed to have granted to the Liquidator the right to vote the shares of Parent at any general or extraordinary meeting of Parents' shareholders. The Liquidator hereby agrees to call one or more meetings of such shareholders at the request of the holders of 20% or more of the outstanding voting stock of Parent.

2. Transfer of North Atlantic Assets. In accordance with applicable law, North Atlantic hereby assigns and will transfer at the Effective Time, and Liquidator hereby accepts from North Atlantic, and at the Effective Time will receive, all of the right, title and interest of North Atlantic in and to all of its assets, known and unknown, wherever located, including, without limitation, its right, title and interest in and to the following: (a) 1,000 shares of common stock of Jafra - Cosmetics International, Inc., par value $0.01 per share, constituting all of the issued and outstanding shares of Jafra US, (b) 40 shares of common stock of CDRJ Latin American Holding Company B.V., (c) all of the registered trademarks and other intellectual property of North Atlantic, and (d) all of the cash on hand in the bank accounts of North Atlantic (estimated at the Effective Time to be approximately
         $30,000). The assignment and assumption hereunder will be effected as a contribution to the share premium of Liquidator in exchange for additional shares of capital stock of Liquidator.

3. Assumption of North Atlantic and Parent Obligations and Liabilities. Liquidator hereby assumes and agrees to pay, honor and discharge, when due and otherwise in accordance with the relevant governing agreements and instruments, as of the Effective Time (i) all liabilities of North Atlantic existing as of the Effective Time, whether known or unknown, contingent or matured and (ii) all liabilities of Parent existing as of the termination of the Liquidation that are unknown, contingent or otherwise unsatisfied as of the close of the Liquidation.

4. Effective Time. For purposes of this agreement, term "Effective Time" means May 20, 2003 at 4.15 p.m., Luxembourg time, or such later date or time immediately following the distribution of proceeds by North Atlantic to Parent as described in clause (i) of Recital B.

5. Further Assurances. North Atlantic hereby agrees that, from time to time at the request of Liquidator, it will execute and deliver such further instruments of

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         conveyance, transfer and assignment and will take such other action as
         Liquidator may reasonably request in order to more effectively convey and transfer to Liquidator the Assets to be transferred hereunder.

6. Amendments and Waivers. This Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties affected thereby.

7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

8. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by telecopier and confirmed, when delivered by overnight courier or when mailed, first-class postage prepaid, (a) if to Liquidator, to Liquidator at the address set forth below Liquidator's signature, or to such other address as Liquidator shall have furnished to the Assignors in writing, and (b) if to an Assignor, to such Assignor at the address set forth below such Assignor's signature, or to such other address as such Assignor shall have furnished to the Liquidator in writing.

9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE LUXEMBOURG.

10. Descriptive Headings. The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

11. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, each of the Assignors and Liquidator have caused this Agreement to be executed by its authorized representative effective as of the date first above written.

                                         ASSIGNORS:

                                         CDRJ INVESTMENTS (LUX) S.A.

                                         By: /s/ Michael A. DiGregorio
                                             -----------------------------
                                             Name: Michael A. DiGregorio
                                             Title: Chief Financial Officer
                                             Address:

                                         CDRJ NORTH ATLANTIC (LUX) S.aR.L.

                                         By: /s/ Michael A. DiGregorio
                                             ------------------------------
                                             Name: Michael A. DiGregorio
                                             Title: Chief Financial Officer
                                             Address:

                                          LIQUIDATOR:

                                          JAFRA WORLDWIDE HOLDINGS (LUX)
                                          S.aR.L.

                                          By: /s/ Gary Eshelman
                                              -----------------------------
                                              Name: Gary Eshelman
                                              Title: Treasurer, fonde de pouvoir
                                              Address:

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